Exhibit 10

                               SIGA RESOURCES INC.
                                1002 Ermine Court
                           South Lake Tahoe, CA 96150

June 14, 2011

MONTANA MINING CORPORATION
Blaine, WA

Attention: BillWhittle

     Re: Acquisition of the Big Bear Mining Claims 1-9 by Siga Resources Inc.

This letter of intent (the "LOI") sets forth the agreement and understanding as to the terms of the acquisition of Big Bear Mining Claims 1-9 located in San Bernardino County (the "Big Bear Claims"), by Siga Resources Inc. ("Siga"), a Nevada corporation.

1. Acquisition. Siga will acquire 100% of the Big Bear Claims. In consideration for such sale, Siga will deliver the following to Montana Mining Corporation fka Big Bear Mining Corporation ("MMC").

     (i) 11,000,000 shares of Siga common stock. The shares shall be delivered to MMC upon the closing of the due diligence period and signing of a formal acquisition agreement.

2. Additional Conditions:

     * Prior to a mutually agreeable Closing Date, MMC will not enter into any material obligations or arrangements without the consent of Siga. Material obligations do not include expenses related to the normal course of operations;

     * The formal acquisition agreement and related documents (collectively, the "Definitive Agreements") will contain representations, warranties, covenants, including non-competition and confidentiality covenants, conditions to close and indemnities usual to a transaction of this nature;

     * There are no existing, threatened, or pending lawsuits, tax reassessments or other liabilities against the Big Bear Claims that have not been disclosed to Siga;

     * MMC currently owns 100% of the Big Bear Claims and that Big Bear Claims are free and clear of any or all liabilities, encumbrances, and creditor demands whatsoever;

     * That Siga is able to complete satisfactory due diligence, and that upon signing of this LOI, that MMC allows Siga and representatives to examine all books, accounts, records, and any other such additional information as may be reasonably requested by Siga;

     * MMC management will continue to manage the Big Bear Claims as normal until the Closing Date, except as may be agreed between the parties; and

2. Costs. Each party agrees to pay, without right of reimbursement from the other party and regardless of whether or not the transaction is consummated, the costs incurred by it in connection with this transaction, including legal fees and other costs incidental to the negotiation of the terms of the transaction and the preparation of related documentation.

3. Timeline. All parties will use their best efforts to complete the transactions outlined above as soon as practicable. It is expected that a formal acquisition agreement will be executed and the Closing Date will be no later than July 7, 2011. Neither party shall be obligated to consummate the transactions prior to the execution of definitive agreements, unless the parties agree thereto in writing.

4. Conduct of Business. Each party hereto hereby agrees to conduct its business in accordance with the ordinary, usual and normal course of business heretofore conducted by it. Thus, there may be no material adverse changes in the business of either company from the date hereof through the closing of this transaction.

5. Counterparts. This Letter of Intent may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6. Entire Agreement. This Letter of Intent constitutes the entire agreement of the parties covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind other than as set forth herein.

     If the foregoing accurately reflects our discussions, please execute and return to the undersigned one copy of this letter.

                                          SIGA RESOURCES INC.


                                          By: /s/ Edwin Morrow
                                             -----------------------------------
                                             Edwin Morrow, President

AGREED AND ACCEPTED
This ___ day of June, 2011

MONTANA MINING CORPORATION

By:
   --------------------------------
Name:
Position:


                                       2